Exhibit 8.1

Telephone: 1-212-558-4000 Facsimile: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, New York 10004-2498 _____________ los angeles • Palo Alto • washington, D.C. Brussels • Frankfurt • london • paris Beijing • Hong Kong • Tokyo Melbourne • Sydney

August 6, 2025

Royal Bank of Canada,

200 Bay Street,

Royal Bank Plaza,

Toronto, Ontario,

Canada M5J 2J5.

Ladies and Gentlemen:

We are acting as special United States federal taxation counsel to Royal Bank of Canada (the “Bank”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”) as described in the Pricing Supplements dated July 28, 2025 (the “Pricing Supplements”) to the Prospectus Supplement dated December 20, 2023 and the Prospectus dated December 20, 2023 (the “Prospectus”) contained in the Registration Statement on Form F-3, File No. 333-275898 (the “Registration Statement”). We hereby confirm to you that the statements of U.S. tax law set forth under the heading “U.S. Federal Income Tax Considerations” in the Pricing Supplements are our opinion and constitute a fair and accurate summary of the material tax consequences of owning the Notes, subject to the limitations and exceptions set forth in the Pricing Supplements and the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K incorporated by reference in the Registration Statement, and to the reference to our opinion in the Pricing Supplements. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/ Sullivan & Cromwell LLP

Annex A

Title of Note	Date of Pricing Supplement	Date of Issue of Note

$1,250,000,000 aggregate principal amount of 4.498% Senior Fixed Rate/Floating Rate Notes, Due August 6, 2029	July 28, 2025	August 6, 2025

$500,000,000 aggregate principal amount of Senior Floating Rate Notes, Due August 6, 2029	July 28, 2025	August 6, 2025

$1,000,000,000 aggregate principal amount of 4.696% Senior Fixed Rate/Floating Rate Notes, Due August 6, 2031	July 28, 2025	August 6, 2025